Exhibit 99.1

G Squared Ascend II Will Redeem Public Shares

New York, NY, June 12, 2023 – G Squared Ascend II Inc. (the “Company”) (NYSE: GSQB.U, GSQB, GSQB.W), a special purpose acquisition company, today announced that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), effective as of the close of business on June 16, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As such, in accordance with the Company’s Articles, the Company will:

●	cease all operations as of June 16, 2023, except for the purpose of winding up;

●	as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the Public Shares then in issue, which redemption will completely extinguish public Members’ (as defined in the Articles) rights as Members of the Company (including the right to receive further liquidation distributions, if any); and

●	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Company’s board of directors, liquidate and dissolve,

subject in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the public shares will be approximately $10.44, excluding any permitted deductions (the “Redemption Amount”). The balance of the Trust Account as of June 6, 2023 was approximately $150,211,042, which includes approximately $5,023,542 in interest and dividend income (excess of cash over $ 145,187,500, the funds deposited into the Trust Account). In accordance with the terms of the related trust agreement, the Company expects to retain up to $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

The last day of trading will be June 16, 2023.

As of the close of business on June 16, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding Class B ordinary shares held by the sponsor. After June 16, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” in the Company’s registration statement on Form S-1 (Registration No. 333-252268), as amended, initially filed with the Commission on January 20, 2021, relating to its initial public offering, annual, quarterly reports and subsequent reports filed with the Commission, as amended from time to time. Copies of such filings are available on the Commission’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company:

G Squared Ascend II, Inc.

205 N Michigan Ave, Suite 3770

Chicago, IL

(313) 552-7160